RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

May 15, 2008

State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111
Attention: Michael E. Prendergast, Vice President

Ladies and Gentlemen:

     Reference is made to the Custodian Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of May 3, 2005, including Appendix A thereto (as amended, the "Agreement").

     Pursuant to Section 18.6 of the Agreement, this letter is to provide written notice to State Street of the Fund's desire to include the following series (the "Additional Series") as additional Portfolios under the Agreement:

          RYDEX 2X S&P SELECT SECTOR HEALTH CARE ETF
          RYDEX INVERSE 2X S&P SELECT SECTOR HEALTH CARE ETF RYDEX 2X S&P SELECT SECTOR TECHNOLOGY ETF
          RYDEX INVERSE 2X S&P SELECT SECTOR TECHNOLOGY ETF RYDEX 2X S&P SELECT SECTOR ENERGY ETF
          RYDEX INVERSE 2X S&P SELECT SECTOR ENERGY ETF RYDEX 2X S&P SELECT SECTOR FINANCIAL ETF
          RYDEX INVERSE 2X S&P SELECT SECTOR FINANCIAL ETF

                  [Remainder of Page Intentionally Left Blank]

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     In accordance with the such section, we request that State Street confirm that it will render services as custodian with respect to the Additional Series and that Appendix A to the Agreement be amended in its entirety and replaced with a new Appendix A annexed hereto.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                        Very truly yours,

                                        RYDEX ETF TRUST


                                        By: /s/ Joseph Arruda
                                            ------------------------------------
                                        Name: Joseph Arruda
                                        Title: Assistant Treasurer


                                        Accepted:

                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Joseph L. Hooley
                                            ------------------------------------
                                        Name: Joseph L. Hooley
                                        Title: President

                                   APPENDIX A
                    TO CUSTODIAN AGREEMENT DATED MAY 3, 2005

                          EFFECTIVE AS OF MAY 15, 2008

          Rydex Russell Top 50 ETF
          Rydex S&P Equal Weight ETF
          Rydex S&P 500 Pure Value ETF
          Rydex S&P 500 Pure Growth ETF
          Rydex S&P MidCap 400 Pure Value ETF
          Rydex S&P MidCap 400 Pure Growth ETF
          Rydex S&P SmallCap 600 Pure Value ETF
          Rydex S&P SmallCap 600 Pure Growth ETF
          Rydex S&P Equal Weight Consumer Discretionary ETF Rydex S&P Equal Weight Consumer Staples ETF
          Rydex S&P Equal Weight Energy ETF
          Rydex S&P Equal Weight Financial ETF
          Rydex S&P Equal Weight Health Care ETF
          Rydex S&P Equal Weight Industrial ETF
          Rydex S&P Equal Weight Materials ETF
          Rydex S&P Equal Weight Technology ETF
          Rydex S&P Equal Weight Utilities ETF
          Rydex 2x S&P 500 ETF
          Rydex Inverse 2x S&P 500 ETF
          Rydex 2x S&P Midcap 400 ETF
          Rydex Inverse 2x S&P Midcap 400 ETF
          Rydex 2x Russell 2000 ETF
          Rydex Inverse 2x Russell 2000 ETF
          Rydex 2x S&P Select Sector Health Care ETF
          Rydex Inverse 2x S&P Select Sector Health Care ETF Rydex 2x S&P Select Sector Technology ETF
          Rydex Inverse 2x S&P Select Sector Technology ETF Rydex 2x S&P Select Sector Energy ETF
          Rydex Inverse 2x S&P Select Sector Energy ETF Rydex 2x S&P Select Sector Financial ETF
          Rydex Inverse 2x S&P Select Sector Financial ETF